SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 11, 2006

Date of Report

(Date of earliest event reported)

ADVANCED DIGITAL INFORMATION CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-21103	91-1618616
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11431 Willows Road NE, PO Box 97057, Redmond, WA 98073-9757

(Address of Principal Executive Offices) (Zip Code)

(425) 881-8004

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

This Current Report on Form 8-K/A (“Amendment No. 1”) is filed as an amendment to the Current Report on Form 8-K filed by Advanced Digital Information Corporation (“ADIC”) on July 12, 2006 (the “Original Form 8-K”). This Amendment No. 1 replaces the Original Form 8-K in its entirety.

Quantum Corporation (“Quantum”) filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2006, a Registration Statement on Form S-4/A containing a definitive Proxy Statement that ADIC will mail on or about July 21, 2006 to holders of record of ADIC common stock at the close of business on July 13, 2006 notifying them that a special meeting of ADIC shareholders will be held to approve the proposed merger of ADIC with Quantum announced on May 2, 2006. The date and time of the meeting is August 18, 2006 at 10:00 a.m. Pacific Time. The meeting will be held at the corporate offices of ADIC in Redmond, Washington.

IMPORTANT ADDITIONAL INFORMATION

On July 20, 2006, Quantum filed with the SEC a Registration Statement on Form S-4/A containing a definitive Proxy Statement/Prospectus regarding the proposed transaction between Quantum and ADIC. Investors and shareholders are urged to carefully read the Proxy Statement/Prospectus because it contains important information about Quantum, ADIC, the transaction and related matters. The Proxy Statement/Prospectus will be mailed to shareholders of ADIC on or about July 21, 2006. The Registration Statement and the Proxy Statement/Prospectus and other relevant materials and any other documents filed by ADIC or Quantum with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. Investors and shareholders may obtain free copies of the documents filed by ADIC with the SEC by contacting Investor Relations (425) 881-8004 or Invest@adic.com and of the documents filed by Quantum with the SEC from Quantum by contacting Investor Relations at (408) 944-4450 or IR@quantum.com.

ADIC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ADIC in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Proxy Statement/Prospectus described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 20, 2006

Advanced Digital Information Corporation

By:	/s/ Yukio Morikubo
Yukio Morikubo
General Counsel and Corporate Secretary